                        AMENDMENT NO. 5 TO AGREEMENT AND
                                 PLAN OF MERGER

     This Amendment No. 5 to Agreement and Plan of Merger (the "Amendment") is made this 27th day of May, 1999, by and among Nathan's Famous, Inc., a Delaware corporation ("Nathan's"), Miami Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Nathan's ("Merger Sub"), and Miami Subs Corporation, a Florida corporation ("Miami Subs").

     WHEREAS, the parties hereto executed an Agreement and Plan of Merger dated as of January 15, 1999;

     WHEREAS, the parties hereto executed Amendment No. 1 to Agreement and Plan of Merger dated as of February 26, 1999;

     WHEREAS, the parties hereto executed Amendment No. 2 to Agreement and Plan of Merger dated as of March 24, 1999;

     WHEREAS, the parties hereto executed Amendment No. 3 to Agreement and Plan of Merger dated as of March 25, 1999;

     WHEREAS, the parties hereto executed Amendment No. 4 to Agreement and Plan of Merger dated as of April 26, 1999(as so amended, the "Agreement");

     WHEREAS, the parties hereto desire to further amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS. All capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

     2. CONDITIONS TO THE MERGER.

     (a) The parties hereto hereby agree that Section 6.2(f) of the Agreement shall be amended and restated as follows:

          "(f) Miami Subs shall, in its sole and absolute discretion, be satisfied with the results of its due diligence with respect to Nathan's; provided that such due diligence must be completed by no later than June 30, 1999. Absent written notification by Miami Subs, within the five (5) business days immediately after such date, this condition shall be deemed waived."

     (b) The parties hereto hereby agree that Section 6.3(f) of the Agreement shall be amended and restated as follows:

          "(f) Nathan's and Merger Sub shall, in their sole and absolute discretion, be satisfied with the results of its due diligence with respect to Miami Subs; provided that such due diligence must be completed by no later than June 30, 1999. Absent written notification by Nathan's and Merger Sub within the five (5) business days immediately after such date, this condition shall be deemed waived."

     3. MISCELLANEOUS. Except as specifically set forth herein, the Agreement and its terms shall remain in full force and effect in accordance with its provisions.

     IN WITNESS WHEREOF, Nathan's, Merger Sub and Miami Subs have caused this Amendment No. 5 to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                          NATHAN'S FAMOUS, INC.

                                          By: /s/ WAYNE NORBITZ
                                             -----------------------------------
                                              Wayne Norbitz, President and
                                              Chief Operating Officer

                                          MIAMI ACQUISITION CORP.

                                          By: /s/ WAYNE NORBITZ
                                             -----------------------------------
                                              Wayne Norbitz, President

                                          MIAMI SUBS CORPORATION

                                          By: /s/ DONALD PERLYN
                                             -----------------------------------
                                              Donald Perlyn, President

                                      A-51